Generali owns the indicated percentage of each of the following:

Flandria Ins Hold (100%)
Gefina S.p.A. (100%)
Graafschap Holland (74.96)

Gefina S.p.A. owns the indicated percentage of each of the following:
Graafschap Holland (25.04%)

Graafschap Holland owns the indicated percentage of each of the following:

Belgica (100%)
GME (60%)

Flandria Ins Hold owns 25.04% of GME



GME owns 100% of BMA
Graafschap Holland N.V. owns 60% of GME

Mutual Companies own 4.73% of AXA S.A.

Finaxa owns the indicated percentage of each of the following:

AXA S.A. (4.08%)
MIDI Participations (60%)

Generali (40%)

AXA S.A. owns the indicated percentage of each of the following:

AXA ASS. IARD S.A. (93.49%)
UNI Europe ASS. S.A. (89.1%)

AXA ASS. IARD S.A. owns the indicated percentage of each of the following:

GME (26.67%)
UNI Europe ASS. S.A. ((10.9%)

AXA Group owns the indicated percentage of each of the following:

CRA Torino (99.96%)
AXA RE Asia (99.84%)
CGR Monte Carlo (99.63%)

CRA Torino owns 1.65% of GME
AXA RE Asia owns 0.59% of GME
CGR Montecarlo owns 2.38% of GME
UNI Europe ASS. S.A. owns 10.36% of GME